UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on March 13, 2024, UroGen Pharma Ltd. (the “Company”), UroGen Pharma, Inc., as the borrower (the “Borrower”), and certain direct and indirect subsidiaries of the Company party thereto from time to time, as guarantors (the “Guarantors” and, collectively with the Company and Borrower, the “Credit Parties”) entered into an amended and restated loan agreement (the “Loan Agreement”) with BPCR Limited Partnership (as a “Lender”), BioPharma Credit Investments V (Master) LP (as a “Lender”), and BioPharma Credit PLC, as collateral agent for the Lenders (in such capacity, the “Collateral Agent), pursuant to which the Lenders agreed to make available third and fourth tranches of a senior secured loan. The third tranche (the “Tranche C Loan”) in the amount of $25,000,000 was advanced on September 23, 2024 (the “Tranche C Closing Date”). The proceeds of the Tranche C Loan will be used to fund the Credit Parties’ general corporate and working capital requirements.

The Tranche C Loan will mature on March 16, 2027, unless the Company receives U.S. Food and Drug Administration (“FDA”) approval of a new drug application for UGN-102 (mitomycin) in the United States on or before June 30, 2025 (the “Tranche D Approval Condition”), in which case the Tranche C Loan will instead mature on March 16, 2028 (as applicable, the “Maturity Date”). The Tranche C Loan bears interest using a benchmark rate of three month Secured Overnight Financing Rate (“SOFR”) plus 7.25% plus an additional adjustment of 0.26161% per annum with a floor of 2.50%. Interest is payable quarterly in arrears. Repayment of outstanding principal of the Tranche C Loan will be made in four equal quarterly payments of principal commencing on June 30, 2026 (unless the Tranche D Approval Condition occurs, in which case such outstanding principal will be repaid in four equal quarterly payments commencing on June 30, 2027).

All outstanding loans under the Loan Agreement can be prepaid in whole at the Company’s discretion, at any time, subject to prepayment premiums, make-whole amounts and fees. If the Tranche C Loan is accelerated following the occurrence of an event of default, the Borrower shall immediately pay to Lenders the sum of all obligations for principal, interest, and the applicable makewhole and prepayment premium. The Borrower is also required to prepay the Tranche C Loan upon a change of control and prior to certain prepayments or redemptions of permitted convertible debt, subject to exceptions for refinancings and conversions or exchanges for equity.

The obligations of the Borrower under the Loan Agreement are guaranteed on a full and unconditional basis by the Company and the other Guarantor and are secured by substantially all of the respective Credit Parties’ tangible and intangible assets and property, including intellectual property, subject to certain exceptions.

The foregoing description of the terms of the Loan Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Loan Agreement, which is filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 14, 2024, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2024	UROGEN PHARMA LTD.

	By:	/s/ Don Kim
Don Kim
Chief Financial Officer